UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2026, Agilent Technologies, Inc. (the “Company”) closed the sale of $600 million in aggregate principal amount of its 4.900% Senior Notes due 2032 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act (the “Offering”). The Notes were offered and sold in the Offering pursuant to a Purchase Agreement, dated June 22, 2026, by and among the Company, Citigroup Global Markets Inc., Mizuho Securities USA LLC and SG Americas Securities, LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”).

Fourth Supplemental Indenture

The Notes were issued pursuant to the Indenture, dated as of March 12, 2021 (the “Base Indenture”), between the Company and Citibank, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of June 25, 2026, between the Company and the Trustee (the “Fourth Supplemental Indenture” and the Base Indenture, as so supplemented by the Fourth Supplemental Indenture, the “Indenture”) with the following principal terms.

The Notes were issued at a price of 99.968% of their principal amount. The Notes will mature on January 15, 2032 and bear interest at a fixed rate of 4.900% per annum, in each case payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2027. The Notes are the Company’s senior unsecured obligations, ranking equally in right of payment with the Company’s other existing and future unsubordinated debt and senior in right of payment to any of its future subordinated debt. The Notes are not guaranteed by any of the Company’s subsidiaries.

The Notes are redeemable, in whole or in part, at any time prior to December 15, 2031 (one month prior to the maturity date of the Notes) (the “Par Call Date”), at the Company’s option, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fourth Supplemental Indenture) plus 10 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case of (1) or (2), accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. In addition, upon the occurrence of a Change of Control Repurchase Event (as defined in the Fourth Supplemental Indenture) with respect to the Notes, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur liens and enter into sale and lease-back transactions and limit the Company’s ability to consolidate, merge or sell substantially all of its assets, subject to certain exceptions.

The Notes are subject to customary events of default, including: (a) the Company’s failure to pay principal or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; (b) the Company’s failure to pay interest on the Notes for 30 days after the interest becomes due and payable; (c) the Company’s failure to repurchase Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event; (d) the Company’s failure to perform, or its breach of, any other covenant, warranty or agreement in the Indenture for 90 days after either the Trustee or holders of at least 25% in principal amount of the outstanding Notes have given the Company notice of the default in the manner required by the Indenture; (e) the Company’s default in the performance, or breach, of its obligations regarding a consolidation, merger or sale of assets, and (f) specified events involving the Company’s bankruptcy, insolvency or reorganization.

The descriptions above are summaries and are qualified in their entirety by the Base Indenture, the Fourth Supplemental Indenture and the form of Global Note, filed or incorporated by reference as Exhibits No. 4.1, 4.2 and 4.3 hereto, respectively, and, in each case, incorporated by reference herein. Any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Indenture.

Registration Rights Agreement

On June 25, 2026, the Company and the Initial Purchasers entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Company agreed under the Registration Rights Agreement to (i) use its commercially reasonable efforts to file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes, except that the new notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described in the Registration Rights Agreement and (ii) use its commercially reasonable efforts to have such registration statement declared effective under the Securities Act. The Company has agreed to use commercially reasonable efforts to cause the exchange offer to be consummated not later than 60 days after the exchange offer registration statement becomes effective and not later than June 25, 2027.

If the exchange offer is not completed on or before June 25, 2027, or if a registered exchange offer is not available under applicable law or in certain other circumstances specified in the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, and will use its commercially reasonable efforts to have become and keep effective, a shelf registration statement relating to resales of the applicable registrable Notes.

If the Company fails to satisfy this obligation or otherwise a registration default occurs under the Registration Rights Agreement, the annual interest rate on the applicable registrable Notes will increase by 0.25% per annum (“additional interest”) for the first 90-day period from and including the date on which such registration default occurs. The annual interest rate on the applicable registrable Notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per annum. If the registration default is corrected, the applicable interest rate on the applicable registrable Notes will revert to the original level. The payment of additional interest shall be the sole and exclusive remedy for the holders of Notes in the event of a registration default.

If the Company must pay additional interest, the Company will pay it to the holders of the applicable registrable Notes in cash on the same dates that it makes other interest payments on the Notes, until the registration default is corrected or the related Note ceases to be a registrable security under the Registration Rights Agreement.

The descriptions above are summaries and are qualified in their entirety by the Registration Rights Agreement, filed as Exhibit No. 4.4 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 12, 2021, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2021).

4.2	Fourth Supplemental Indenture, dated as of June 25, 2026, between the Company and Citibank, N.A.

4.3	Form of Global Note for the Company’s 4.900% Senior Notes due 2032 (contained in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of June 25, 2026, by and among the Company and the representatives of the several initial purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Michael Buckner
	Name:	Michael Buckner
	Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: June 25, 2026